Exhibit 99.2

Third Quarter 2010

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2009 and in subsequent filings with the SEC; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; uncertainties associated with the global capital markets, including the continued availability of traditional sources of capital and liquidity and related factors; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects on the financial markets of the emergency stabilization actions of the U.S government, U.S. Treasury, Federal Reserve and other governmental and regulatory bodies; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness or the responsibility for limited recourse guarantees; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including the timing and volume of condominium sales; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and buyers of the Company’s for-sale condominium homes and development locations; the effectiveness of interest rate hedging contracts; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the Equal Rights Center and the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnership in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

POST PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share or unit data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Revenues
Rental	$68,384	$65,067	$199,897	$195,259
Other property revenues	4,288	4,023	12,195	11,624
Other	223	298	777	801

Total revenues	72,895	69,388	212,869	207,684

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	33,958	33,908	100,364	99,264
Depreciation	18,623	18,787	55,737	54,388
General and administrative	3,927	3,892	12,570	12,265
Investment and development (1)	569	1,096	1,849	2,886
Other investment costs (1)	669	697	1,828	1,996
Impairment, severance and other costs (2)	-	391	35,091	10,049

Total expenses	57,746	58,771	207,439	180,848

Operating income	15,149	10,617	5,430	26,836

Interest income (3)	390	49	755	187
Interest expense	(13,646)	(12,978)	(38,820)	(39,397)
Amortization of deferred financing costs	(611)	(726)	(2,097)	(2,342)
Net gains on condominium sales activities (4)	1,184	1,069	2,319	1,041
Equity in income (loss) of unconsolidated real estate entities, net (5)	18,258	(31)	18,554	(74,577)
Other income (expense) (6)	26	(472)	(271)	637
Net gain on early extinguishment of indebtedness (7)	2,845	-	2,845	819

Income (loss) from continuing operations	23,595	(2,472)	(11,285)	(86,796)

Discontinued operations (8)
Income from discontinued property operations	-	237	-	4,872
Gains on sales of real estate assets	-	54,624	-	79,366

Income from discontinued operations	-	54,861	-	84,238

Net income (loss)	23,595	52,389	(11,285)	(2,558)
Noncontrolling interests - consolidated real estate entities	14	(6)	(47)	8,220
Noncontrolling interests - Operating Partnership	(76)	(248)	60	-
Net income (loss) available to the Company	23,533	52,135	(11,272)	5,662

Dividends to preferred shareholders	(1,864)	(1,909)	(5,632)	(5,728)
Preferred stock redemption costs	1	-	(44)	-

Net income (loss) available to common shareholders	$21,670	$50,226	$(16,948)	$(66)

Per common share data - Basic (9)
Income (loss) from continuing operations (net of preferred dividends and redemption costs)	$0.44	$(0.10)	$(0.35)	$(1.90)
Income from discontinued operations	-	1.23	-	1.90

Net income (loss) available to common shareholders	$0.44	$1.13	$(0.35)	$-

Weighted average common shares outstanding - basic	48,535	44,220	48,446	44,151

Per common share data - Diluted (9)
Income (loss) from continuing operations (net of preferred dividends and redemption costs)	$0.44	$(0.10)	$(0.35)	$(1.90)
Income from discontinued operations	-	1.23	-	1.90

Net income (loss) available to common shareholders	$0.44	$1.13	$(0.35)	$-

Weighted average common shares outstanding - diluted	48,670	44,220	48,446	44,151

POST PROPERTIES, INC.

NOTES TO CONSOLIDATED

STATEMENTS OF OPERATIONS

(In thousands, except per share or unit data)

(1)

Investment and development expenses for the three and nine months ended September 30, 2010 and 2009 include investment group expenses, development personnel and associated costs not allocable to current development projects. Other investment costs for the three and nine months ended September 30, 2010 and 2009 include land carry costs, primarily property taxes and assessments.

(2)

For the nine months ended September 30, 2010, the Company recorded non-cash impairment charges of $34,691 associated with its luxury condominium project in Austin, Texas and $400 associated with a land parcel in Tampa, Florida. For the three and nine months ended September 30, 2009, the Company recorded severance charges of $391 related to a reduction in headcount, primarily investment and development positions. For the nine months ended September 30, 2009, the Company also recorded non-cash impairment charges of $9,658 to write-off certain condominium land held for future investment and related infrastructure, including $1,560 allocable to the noncontrolling joint venture interest in the consolidated entity holding the land and infrastructure.

(3)	For the three and nine months ended September 30, 2010, the Company received interest income related to a tax increment financing arrangement of $376 and $626, respectively.

(4)	A summary of revenues and costs and expenses of condominium activities for the three and nine months ended September 30, 2010 and 2009 is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Condominium revenues	$28,470	$6,566	$46,218	$14,788
Condominium costs and expenses	(27,286)	(5,497)	(43,899)	(13,747)

Net gains on sales of condominiums	$1,184	$1,069	$2,319	$1,041

(5)

In September 2010, the residential portion of a mixed-use development in Atlanta, Georgia, consisting of 129 luxury condominium units, sponsored by the Company and its partner, was conveyed to the residential partners in full redemption of their interest in the mixed-use limited partnership that was developing the project. In addition, a subsidiary of the Company acquired the lenders’ interest in the residential loan facilities for the Atlanta condominium project and adjacent land and infrastructure for aggregate consideration of $49,793. Subsequent to its acquisition of the residential loans, and in exchange for the release of the guarantors of the residential loans, the Company also acquired all remaining interests in the entities that held the Atlanta condominium project and adjacent land and infrastructure that were not previously held by the Company. The Company now wholly owns the Atlanta condominium project and adjacent land and infrastructure. As a result, the Company consolidates the Atlanta condominium project for financial reporting purposes as of September 30, 2010.

For the three and nine months ended September 30, 2010, equity in income of unconsolidated real estate entities includes a gain of $23,596, net of transaction expenses and income taxes, related to the distribution at fair value and subsequent extinguishment of the construction indebtedness, partially offset by an impairment loss of $5,492 related to the distribution of the condominium assets at fair value. The portion of the debt extinguishment gain attributable to the construction loan that was secured by the adjacent land and infrastructure of $2,845, net of transaction expenses and income taxes, is reported separately as “net gain on extinguishment of indebtedness” on the consolidated statement of operations. (See the related discussion in item (7) below.)

A summary of income recognized, net of transaction expenses and income taxes, as a result of the retirement of the construction indebtedness for the Atlanta condominium project and adjacent land and infrastructure for the three and nine months ended September 30, 2010 was as follows:

Condominium debt (reported in equity in income)	$23,596
Land debt (reported in debt extinguishment gain)	2,845

Total	$26,441

For the nine months ended September 30, 2009, the Company recognized a gross non-cash impairment charge related to the Atlanta condominium project totaling $74,733, including $6,514 allocable to the noncontrolling joint venture interest in the consolidated entity controlling the investment.

(6)

Other income (expense) includes estimated state franchise and other income taxes for all periods presented. For the three and nine months ended September 30, 2010, other income (expense) also includes income of $168 related to a technology investment. For the nine months ended September 30, 2009, other income (expense) includes non-cash income of approximately $582 related to a reduction in estimated costs associated with the hurricane damage sustained in 2008, offset by inspection expenses related to the Company’s exterior remediation project. For the nine months ended September 30, 2009, other income (expense) also includes non-cash income of $874 related to the mark-to-market of an interest rate swap agreement that became ineffective under generally accepted accounting principles.

(7)

The net gain on early extinguishment of indebtedness of $2,845 for the three and nine months ended September 30, 2010 relates to the early extinguishment of construction indebtedness secured by a land parcel and related infrastructure located adjacent to the Atlanta condominium project discussed in item (5) above. The net gain on early extinguishment of indebtedness for the nine months ended September 30, 2009 includes a net gain of $3,445 from the early extinguishment of debt related to the Company’s tender offer for its 2010 and 2011 senior unsecured bonds, offset by a net loss of $2,626 on the prepayment of the Company’s weekly-remarketed, variable rate taxable mortgage bonds and the associated interest rate swap agreement.

(8)

In accordance with ASC Topic 360, “Property, Plant and Equipment,” the operating results of real estate assets designated as held for sale or sold are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations. There were no communities classified as held for sale at September 30, 2010.

For the three and nine months ended September 30, 2009, income from discontinued operations included the operating results of three apartment communities, containing 1,328 units, sold in 2009. The operating revenues and expenses of these communities for the three and nine months ended September 30, 2009 were as follows:

	Three months ended September 30, 2009	Nine months ended September 30, 2009
Revenues
Rental	$492	$7,955
Other property revenues	56	510

Total revenues	548	8,465

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	257	2,816
Interest	54	777

Total expenses	311	3,593

Income from discontinued property operations	$237	$4,872

For the three and nine months ended September 30, 2009, the Company recognized net gains in discontinued operations of $54,624 and $79,366, respectively, from the sale of two apartment communities, containing 798 units, in the third quarter of 2009, and the sale of one apartment community, containing 530 units, in the second quarter of 2009. These sales generated aggregate net proceeds of approximately $101,540 and $148,553 for the three and nine months ended September 30, 2009, respectively.

(9)

Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly-owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., also a wholly-owned subsidiary of the Company, owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of September 30, 2010, there were 48,939 units of the Operating Partnership outstanding, of which 48,768, or 99.7%, were owned by the Company.

POST PROPERTIES, INC.

CALCULATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

AVAILABLE TO COMMON SHAREHOLDERS AND UNITHOLDERS

(In thousands, except per share or unit data)

(Unaudited)

A reconciliation of net income (loss) available to common shareholders to funds (deficit) from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Net income (loss) available to common shareholders	$21,670	$50,226	$(16,948)	$(66)
Noncontrolling interests - Operating Partnership	76	248	(60)	-
Depreciation on consolidated real estate assets, net (1)	18,167	18,284	54,349	52,862
Depreciation on real estate assets held in unconsolidated entities	356	352	1,065	1,052
Gains on sales of apartment communities	-	(54,624)	-	(79,366)
Gains on sales of condominiums	(1,184)	(1,069)	(2,319)	(1,041)
Incremental gains (losses) on condominium sales (2)	1,184	440	2,057	(1,632)

Funds (deficit) from operations available to common shareholders and unitholders (A)	$40,269	$13,857	$38,144	$(28,191)

Funds (deficit) from operations available to common shareholders and unitholders (A)	$40,269	$13,857	$38,144	$(28,191)
Annually recurring capital expenditures	(3,059)	(2,492)	(9,028)	(8,799)
Periodically recurring capital expenditures (3)	(1,081)	(489)	(2,358)	(5,498)
Non-cash impairment charges	5,492	-	40,583	76,317
Non-cash income related to mark-to-market of interest rate swap agreement	-	-	-	(874)
Non-cash straight-line adjustment for ground lease expenses	274	285	834	859
Net gains on early extinguishment of indebtedness	(26,441)	-	(26,441)	(819)
Preferred stock redemption costs	(1)	-	44	-

Adjusted funds from operations available to common shareholders and unitholders (4) (B)	$15,453	$11,161	$41,778	$32,995

Per Common Share Data - Basic
Funds (deficit) from operations per share or unit, as defined (A÷C)	$0.82	$0.31	$0.78	$(0.63)
Adjusted funds from operations per share or unit (4) (B÷C)	$0.32	$0.25	$0.86	$0.74
Dividends declared	$0.20	$0.20	$0.60	$0.60
Weighted average shares outstanding	48,747	44,446	48,652	44,366
Weighted average shares and units outstanding (C)	48,918	44,645	48,824	44,578
Per Common Share Data - Diluted
Funds (deficit) from operations per share or unit, as defined (A÷D)	$0.82	$0.31	$0.78	$(0.63)
Adjusted funds from operations per share or unit (4) (B÷D)	$0.32	$0.25	$0.85	$0.74
Dividends declared	$0.20	$0.20	$0.60	$0.60
Weighted average shares outstanding (5)	48,882	44,485	48,785	44,366
Weighted average shares and units outstanding (5) (D)	49,053	44,684	48,957	44,578

(1)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.
(2)

For conversion projects, the Company recognizes accounting gains under GAAP to the extent that net sales proceeds from the sale of condominium units exceed the Company’s net GAAP basis and related expenses. For FFO purposes, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceed the “transfer price.” The transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP.

(3)

Excludes approximately $780 and $8,978 for the three months and $11,434 and $22,506 for the nine months ended September 30, 2010 and 2009, respectively, of periodically recurring capital expenditures related to the Company’s exterior remediation project. Includes approximately $2,058 of periodically recurring capital expenditures associated with communities under rehabilitation for the nine months ended September 30, 2009.

(4)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $95 and $48 for the three months and $541 and $174 for the nine months ended September 30, 2010 and 2009, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5)

Diluted weighted average shares and units include the impact of dilutive securities totaling 39 for the three months ended September 30, 2009 and 134 and 0 for the nine months ended September 30, 2010 and 2009, respectively. These dilutive securities were antidilutive to the computation of income (loss) per share, as the Company reported a loss from continuing operations for these periods under generally accepted accounting principles. Additionally, basic and diluted weighted average shares and units included the impact of non-vested shares and units totaling 212 and 226 for the three months and 204 and 215 for the nine months ended September 30, 2010 and 2009, respectively, for the computation of funds (deficit) from operations per share. Such non-vested shares and units are considered in the income (loss) per share computations under generally accepted accounting principles using the “two-class method.”

POST PROPERTIES, INC.

SAME STORE RESULTS

(In thousands, except per share or unit data)

(Unaudited)

Same Store Results

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale and communities under rehabilitation. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income and Table 3 on page 26 for a year-to-date margin analysis. The operating performance and capital expenditures of the 43 communities containing 15,713 apartment units which were fully stabilized as of January 1, 2009, are summarized as follows:

	Three months ended September 30,		% Change	Nine months ended September 30,		% Change
	2010	2009		2010	2009
Revenues:
Rental and other revenue	$57,151	$57,352	(0.4)%	$169,450	$174,504	(2.9)%
Utility reimbursements	1,964	1,718	14.3%	5,422	4,904	10.6%

Total rental and other revenues	$59,115	$59,070	0.1%	$174,872	$179,408	(2.5)%

Property operating and maintenance expenses:
Personnel expenses	5,919	5,697	3.9%	17,427	16,786	3.8%
Utility expense	4,143	3,574	15.9%	10,753	9,890	8.7%
Real estate taxes and fees	7,908	7,921	(0.2)%	24,316	24,929	(2.5)%
Insurance expenses	696	957	(27.3)%	2,676	2,991	(10.5)%
Building and grounds repairs and maintenance (1)	4,111	4,494	(8.5)%	11,390	11,326	0.6%
Ground lease expense	670	671	(0.1)%	2,011	2,009	0.1%
Other expenses	1,765	1,997	(11.6)%	5,005	5,537	(9.6)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	25,212	25,311	(0.4)%	73,578	73,468	0.1%

Same store net operating income	$33,903	$33,759	0.4%	$101,294	$105,940	(4.4)%

Capital expenditures (2)
Annually recurring:
Carpet	$796	$856	(7.0)%	$2,134	$2,137	(0.1)%
Other	2,061	1,348	52.9%	6,378	5,843	9.2%

Total annually recurring	2,857	2,204	29.6%	8,512	7,980	6.7%
Periodically recurring (3)	1,439	9,226	(84.4)%	12,793	24,407	(47.6)%

Total capital expenditures (A)	$4,296	$11,430	(62.4)%	$21,305	$32,387	(34.2)%

Total capital expenditures per unit (A ÷ 15,713 units)	$273	$727	(62.4)%	$1,356	$2,061	(34.2)%

Average monthly rental rate per unit (4)	$1,226	$1,247	(1.7)%	$1,218	$1,277	(4.6)%

Gross turnover (5)	60.0%	63.5%	(3.5)%	52.0%	55.7%	(3.7)%

Net turnover (6)	54.5%	56.0%	(1.5)%	46.8%	48.1%	(1.3)%

(1)

Building and grounds repairs and maintenance includes $388 and $390 for the three months and $544 and $438 for the nine months ended September 30, 2010 and 2009, respectively, related to exterior painting of communities.

(2)

See Table 4 on page 27 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP.

(3)

Periodically recurring capital expenditures included $780 and $8,924 for the three months and $11,434 and $22,453 for the nine months ended September 30, 2010 and 2009, respectively, related to the Company’s exterior remediation project. Periodically recurring capital expenditures included $118 and $44 for the three months and $299 and $629 for the nine months ended September 30, 2010 and 2009, respectively, related to the Company’s “resident design center” program.

(4)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 24 for further information.

(5)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
(6)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.

Same Store Operating Results by Market –

Comparison of Third Quarter of 2010 to Third Quarter of 2009

(Increase (decrease) from same period in prior year)

	Three months ended September 30, 2010				Nine months ended September 30, 2010
Market	Revenues (1)	Expenses (1)	NOI (1)	Average Economic Occupancy	Revenues (1)	Expenses (1)	NOI (1)	Average Economic Occupancy
Atlanta	0.9%	(7.4)%	8.6%	2.0%	(2.2)%	(1.4)%	(2.9)%	2.5%
Washington, D.C.	3.6%	6.6%	1.9%	1.9%	1.5%	4.0%	0.2%	0.9%
Dallas	(1.2)%	0.3%	(2.6)%	1.1%	(4.6)%	1.2%	(9.2)%	0.5%
Tampa	(1.0)%	0.9%	(2.1)%	0.1%	(1.9)%	(4.5)%	(0.2)%	1.4%
Charlotte	(2.7)%	8.0%	(9.5)%	0.9%	(5.9)%	6.8%	(13.1)%	2.2%
New York	(2.0)%	(0.7)%	(3.0)%	1.6%	(6.5)%	6.3%	(14.2)%	2.0%
Houston	(4.7)%	3.7%	(10.9)%	0.8%	(6.2)%	(3.8)%	(8.0)%	0.2%
Orlando	3.4%	1.0%	5.0%	2.2%	1.8%	(4.3)%	6.6%	2.1%
Austin	0.1%	(0.3)%	0.5%	1.3%	(0.2)%	(3.9)%	2.9%	2.8%

Total	0.1%	(0.4)%	0.4%	1.4%	(2.5)%	0.1%	(4.4)%	1.5%

(1)	See Table 2 on page 24 for a reconciliation of these components of same store net operating income and Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

Market	Apartment Units	% of NOI Three months ended September 30, 2010	Average Economic Occupancy (1)		Average Economic Occupancy (1)		Physical Occupancy at September 30, 2010 (2)	Average Rental Rate Per Unit Three Months Ended September 30, 2010 (3)
			Three months ended September 30,		Nine months ended September 30,
			2010	2009	2010	2009

Atlanta	4,800	26.2%	96.3%	94.3%	96.0%	93.5%	96.1%	$1,049
Washington, D.C.	1,905	19.7%	96.6%	94.7%	95.4%	94.5%	96.0%	1,813
Dallas	3,429	16.1%	94.4%	93.3%	94.1%	93.6%	94.3%	1,013
Tampa	2,111	14.1%	96.6%	96.5%	96.8%	95.4%	95.8%	1,189
Charlotte	1,388	7.2%	95.6%	94.7%	94.4%	92.2%	94.4%	1,009
New York	337	5.8%	94.4%	92.8%	94.8%	92.8%	95.5%	3,631
Houston	837	4.7%	94.2%	93.4%	92.6%	92.4%	93.4%	1,180
Orlando	598	4.3%	97.9%	95.7%	97.3%	95.2%	96.7%	1,302
Austin	308	1.9%	96.2%	94.9%	95.8%	93.0%	95.8%	1,288

Total	15,713	100.0%	95.8%	94.4%	95.3%	93.8%	95.4%	$1,226

(1)

The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 94.7% and 93.3% for the three months and 94.2% and 92.4% for the nine months ended September 30, 2010 and 2009, respectively. For the three months ended September 30, 2010 and 2009, net concessions were $446 and $454, respectively, and employee discounts were $181 and $188, respectively. For the nine months ended September 30, 2010 and 2009, net concessions were $1,446 and $1,867, respectively, and employee discounts were $533 and $586, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
(3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 24 for further information.

Same Store Sequential Comparison

	Three months ended		% Change
	September 30, 2010	June 30, 2010
Rental and other revenue	$57,151	$56,459	1.2%
Utility reimbursements	1,964	1,705	15.2%

Total rental and other revenues	$59,115	$58,164	1.6%

Personnel expenses	5,919	5,753	2.9%
Utility expense	4,143	3,115	33.0%
Real estate taxes and fees	7,908	8,158	(3.1)%
Insurance expenses	696	954	(27.0)%
Building and grounds repairs and maintenance (1)	4,111	3,681	11.7%
Ground lease expense	670	673	(0.4)%
Other expenses	1,765	1,638	7.8%

Total property operating and maintenance expenses (excluding depreciation and amortization)	25,212	23,972	5.2%

Same store net operating income (2)	$33,903	$34,192	(0.8)%

Average economic occupancy	95.8%	95.2%	0.6%

Average monthly rental rate per unit	$1,226	$1,215	0.9%

(1)	Building and grounds repairs and maintenance includes $388 and $96 for the three months ended September 30, 2010 and June 30, 2010, respectively, related to exterior painting of communities.
(2)	See Table 2 on page 24 for a reconciliation of these components of same store net operating income and Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market –

Comparison of Third Quarter of 2010 to Second Quarter 2010

(Increase (decrease) between periods)

Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	2.0%		0.6%		3.1%		0.8%
Washington, D.C.	2.0%		12.3%		(3.1)%		1.0%
Dallas	2.1%		9.6%		(4.1)%		0.3%
Tampa	0.6%		1.0%		0.4%		0.2%
Charlotte	1.2%		8.3%		(3.5)%		1.3%
New York	0.1%		1.4%		(0.9)%		(1.8)%
Houston	2.5%		4.0%		1.3%		2.5%
Orlando	1.7%		2.8%		1.0%		0.8%
Austin	0.0%		10.4%		(7.8)%		2.1%

Total	1.6%		5.2%		(0.8)%		0.6%

(1)	See Table 2 on page 24 for a reconciliation of these components of same store net operating income and Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income.

POST PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share or unit data)

	September 30, 2010	December 31, 2009
	(Unaudited)
Assets
Real estate assets
Land	$284,664	$283,217
Building and improvements	2,014,146	1,983,839
Furniture, fixtures and equipment	238,362	230,271
Construction in progress	20,421	28,274
Land held for future investment	77,700	93,899

	2,635,293	2,619,500
Less: accumulated depreciation	(673,982)	(625,391)
Condominiums, for-sale and under construction	93,105	107,366
Assets held for sale	5,045	5,045

Total real estate assets	2,059,461	2,106,520
Investments in and advances to unconsolidated real estate entities	7,821	8,322
Cash and cash equivalents	8,355	13,347
Restricted cash	7,725	11,177
Deferred charges, net	7,583	8,365
Other assets	32,420	29,698

Total assets	$2,123,365	$2,177,429

Liabilities and equity
Indebtedness	$1,013,972	$992,760
Accounts payable and accrued expenses	85,996	79,815
Investments in unconsolidated real estate entities	15,320	54,706
Dividend and distribution payable	9,784	9,724
Accrued interest payable	9,935	4,890
Security deposits and prepaid rents	11,561	16,079

Total liabilities	1,146,568	1,157,974

Redeemable common units	4,762	3,402

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 and 900 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 1,983 and 2,000 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	20	20
Common stock, $.01 par value, 100,000 authorized:
48,768 and 48,453 shares issued and 48,768 and 48,445 shares outstanding at September 30, 2010 and December 31, 2009, respectively	487	484
Additional paid-in-capital	962,121	960,593
Accumulated earnings	11,916	57,253

	974,553	1,018,359
Less common stock in treasury, at cost, 94 and 97 shares at September 30, 2010 and December 31, 2009, respectively	(3,198)	(3,240)

Total Company shareholders’ equity	971,355	1,015,119
Noncontrolling interests - consolidated real estate entities	680	934

Total equity	972,035	1,016,053

Total liabilities and equity	$2,123,365	$2,177,429

POST PROPERTIES, INC.

DEBT SUMMARY

(Dollars in thousands, except per share or unit data)

(Unaudited)

Summary of Outstanding Debt at September 30, 2010 - Consolidated

			Weighted Average Rate (1) September 30,
Type of Indebtedness	Balance	Percentage of Total	2010	2009
Unsecured fixed rate senior notes	$335,917	33.1%	6.4%	6.4%
Secured fixed rate notes	648,055	63.9%	5.7%	5.8%
Unsecured lines of credit	30,000	3.0%	1.0%	0.0%
Secured variable rate construction note	-	0.0%	0.0%	1.7%

	$1,013,972	100.0%	5.8%	6.0%

	Balance	Percentage of Total Debt	Weighted Average Maturity of Total Debt (2) (3)
Total fixed rate debt	$983,972	97.0%	4.4
Total variable rate debt	30,000	3.0%	0.6

Total debt	$1,013,972	100.0%	4.3

Debt Maturities – Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Average Rate on Debt Maturities (1)	Amount	Company Share	Weighted Average Rate on Debt Maturities (1)
Remainder of 2010	$100,723		7.7%	$-	$-	0.0%
2011	43,123	(3)	2.3%	-	-	0.0%
2012	100,104		5.5%	-	-	0.0%
2013	186,606		6.1%	79,772	27,920	5.8%
2014	188,644		6.1%	-	-	0.0%
Thereafter	394,772		5.6%	126,723	31,681	5.7%

	$1,013,972		5.8%	$206,495	$59,601	4.1%

Debt Statistics

	Nine months ended September 30,
	2010	2009
Interest coverage ratio (4)(5)	2.5x	2.3x
Fixed charge coverage ratio (4)(6)	2.2x	2.1x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	38.1%	41.5%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	41.4%	44.8%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at September 30, 2009 are based on the debt outstanding at that date.
(2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
(3)	Includes outstanding indebtedness on lines of credit of $30,000 maturing in 2011.
(4)	Calculated for the nine months ended September 30, 2010 and 2009.
(5)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common noncontrolling interest, gains on sales of real estate, gains on early extinguishment of indebtedness, impairment charges, interest expense, depreciation, amortization and income taxes. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 5 on page 27.

(6)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common noncontrolling interest, gains on sales of real estate, gains on early extinguishment of indebtedness, impairment charges, interest expense, depreciation, amortization and income taxes. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 5 on page 27.

(7)	A computation of the debt ratios is included in Table 6 on page 28.

POST PROPERTIES, INC.

DEBT SUMMARY (CONT.)

(Dollars in thousands, except per share or unit data)

(Unaudited)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of September 30, 2010
Consolidated Debt to Total Assets cannot exceed 60%	36%
Secured Debt to Total Assets cannot exceed 40%	23%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	5.2x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.5x

(1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

Ratio of Consolidated Debt to Total Assets
As of September 30, 2010
Consolidated debt, per balance sheet (A)	$1,013,972

Total assets, as defined (B) (Table A)	$2,784,179

Computed ratio (A÷B)	36%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets
Total secured debt (C)	$648,055

Computed ratio (C÷B)	23%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt
Consolidated debt, per balance sheet (A)	$1,013,972
Total secured debt (C)	(648,055)

Total unsecured debt (D)	$365,917

Total unencumbered assets, as defined (E) (Table A)	$1,913,587

Computed ratio (E÷D)	5.2x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized) (2)
Consolidated Income Available for Debt Service, as defined (F) (Table B)	$140,260

Annual Debt Service Charge, as defined (G) (Table B)	$55,216

Computed ratio (F÷G)	2.5x

Required minimum ratio	1.5x

(2)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2010 results for comparison and presentation purposes. The computations using annual financial data also reflect compliance with the debt covenants.

POST PROPERTIES, Inc.

DEBT SUMMARY (CONT.)

(Dollars in thousands, except per share or unit data)

(Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations
As of September 30, 2010
Total real estate assets	$2,059,461
Add:
Investments in and advances to unconsolidated real estate entities	7,821
Accumulated depreciation	673,982
Other tangible assets	42,915

Total assets for public debt covenant computations	2,784,179
Less:
Encumbered real estate assets	(862,771)
Investments in and advances to unconsolidated real estate entities	(7,821)

Total unencumbered assets for public debt covenant computations	$1,913,587

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge (Annualized) (1)
Nine months ended September 30, 2010
Consolidated income available for debt service
Net loss	$(11,285)
Add:
Non-cash impairment charge - unconsolidated entity	5,492
Non-cash impairment charge - consolidated entities	35,091
Depreciation	55,737
Depreciation (company share) of assets held in unconsolidated entities	1,065
Amortization of deferred financing costs	2,097
Interest expense	38,820
Interest expense (company share) of assets held in unconsolidated entities	2,592
Income tax expense	898
Other non-cash expenses	3,448
Less:
Net gain on early extinguishment of indebtedness - unconsolidated entity	(23,596)
Net gain on early extinguishment of indebtedness - consolidated entities	(2,845)
Gains on sales of real estate assets, net	(2,319)

Consolidated income available for debt service	$105,195

Consolidated income available for debt service (annualized)	$140,260

Annual debt service charge
Consolidated interest expense	$38,820
Interest expense (company share) of assets held in unconsolidated entities	2,592

Debt service charge	$41,412

Debt service charge (annualized)	$55,216

(1)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2010 results for comparison and presentation purposes. The computations using annual financial data also reflect compliance with the debt covenants.

POST PROPERTIES, INC.

SUMMARY OF APARTMENT COMMUNITIES UNDER CONSTRUCTION AND IN LEASE-UP

AND LAND HELD FOR FUTURE INVESTMENT AND SALE

($ in millions)

Communities Under Construction and in Lease-Up

Community	Location	Number of Units	Retail Sq. Ft.	Estimated Total Cost	Costs Incurred as of 09/30/10	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (1)	Units Leased (2)	Percent Leased (2)
Post Park®	Wash. DC	396	1,700	$84.7	$81.9	2Q 2009	4Q 2010	321	81%
Post Carlyle Square™ - Phase II	Wash. DC	344	-	95.0	13.2	2Q 2012	4Q 2013	-	-

Total		740	1,700	$179.7	$95.1			321

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.
(2)	As of October 29, 2010.

Land Held for Future Investment and Sale

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all or that land held for sale will be sold.

Land Held for Future Investment:

Project	Metro Area	Carrying Value At September 30, 2010 (in thousands)	Estimated Usable Acreage
Alexander	Atlanta, GA	$6,652	2.5
Allen Plaza	Atlanta, GA	18,858	5.6
Millennium	Atlanta, GA	2,774	1.0
Spring Hill	Atlanta, GA	2,023	9.1
South Lamar	Austin, TX	4,942	4.0
Frisco Bridges II	Dallas, TX	5,480	5.4
Midtown Square III	Houston, TX	3,502	1.6
Richmond	Houston, TX	4,420	2.1
Baldwin Park	Orlando, FL	9,841	13.5
Wade	Raleigh, NC	14,040	39.6
Soho Square	Tampa, FL	5,168	4.1

Total Land Held for Future Investment		$77,700	88.5

Land Held for Sale:

Project	Metro Area	Carrying Value At September 30, 2010 (in thousands)	Estimated Usable Acreage
Wade	Raleigh, NC	$5,045	40.9

Total Land Held for Sale		$5,045	40.9

POST PROPERTIES, INC.

SUMMARY OF CONDOMINIUM PROJECTS

(Dollars in Thousands)

	The Ritz-Carlton Residences, Atlanta Buckhead (1)	Four Seasons Private Residences, Austin
Project Data
Location	Atlanta, GA	Austin, TX
Ownership interest	100%	100%
Residential square footage	245,539	291,452
Average unit square footage (2)	1,903	1,969
Quarter of first units available	3Q10	2Q10

Units (3)
Under contract	5	33
Closed	-	42
Available for sale	124	73

Total	129	148

Quarterly Data
Balance Sheet/Cost Data as of 9/30/10
Condominium book value	$28,402	$64,703
Condominium estimated cost to complete	$4,048	$5,077
Projected total cost (before impairment losses)	$112,000	$140,000

Units Closed as of 9/30/10
Quarter	-	28
Year to date	-	36
Project to date	-	36

Square Footage of Units Closed as of 9/30/10 (2)
Quarter	-	45,663
Year to date	-	70,234
Project to date	-	70,234

Gross Revenue as of 9/30/10
Quarter	$-	$28,470
Year to date	$-	$43,965
Project to date	$-	$43,965

Net cumulative cash flow from sales of condominium units as of 9/30/10 (4)	$-	$36,296

(1)

In the third quarter of 2010, the unconsolidated entity that previously owned the for-sale condominiums marketed as The Ritz-Carlton Residences, Atlanta Buckhead as part of a mixed-use project, distributed the condominium assets and related debt to a consolidated subsidiary of the Company. Further, in the third quarter of 2010, the Company acquired the noncontrolling interest in the consolidated subsidiary, increasing its ownership interest in the consolidated subsidiary to 100%. At September 30, 2010, the Company wholly owns The Ritz-Carlton Residences, Atlanta Buckhead.

(2)	Average square footage information is based on approximate amounts and individual unit sizes may vary.
(3)

Represents unit status is as of October 29, 2010. Units “under contract” includes all units currently under contract. However, the Company has experienced contract terminations in prior condominium projects when units become available for delivery and may experience additional terminations in connection with existing projects. Accordingly, there can be no assurance that condominium units under contract will close.

(4)	Amounts represent approximate cash flows from condominium activities beginning in the period of initial closings for each community.

POST PROPERTIES, INC.

COMMUNITY ACQUISITION AND DISPOSITION SUMMARY

Property Name/Period	Location	Units	Year Built	Gross Amount Per Unit	Gross Amount
Acquisitions
2009
None
2010
None
Dispositions
Q2 2009
Post Dunwoody®	Atlanta, GA	530	1989-1996	$89,434	$47,400,000
Q3 2009
Post Forest®	Washington, D.C.	364	1990	$157,967	57,500,000
Post Ridge®	Atlanta, GA	434	1998	$103,226	44,800,000

2009 YTD Total					$149,700,000

Average Cap Rate – Dispositions – 2009					7.6%	(1)

2010
None

(1)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

POST PROPERTIES, INC.

CAPITALIZED COSTS SUMMARY

(Dollars in thousands, except per share or unit data)

(Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three and nine months ended September 30, 2010 and 2009 is detailed below.

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Development and acquisition expenditures (1)	$8,297	$26,047	$38,245	$112,554
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	217	251	269	3,754
Other community additions and improvements (3) (6)	1,861	9,467	13,792	28,004
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	3,059	2,492	9,028	8,799
Corporate additions and improvements	95	48	541	174

	$13,529	$38,305	$61,875	$153,285

Other Data
Capitalized interest	$1,498	$3,183	$6,392	$9,780

Capitalized development and associated costs (5)	$174	$766	$458	$3,265

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
(2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
(4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.
(6)

Periodically recurring expenditures includes $780 and $8,978 for the three months and $11,434 and $22,506 for the nine months ended September 30, 2010 and 2009, respectively, related to the Company’s exterior remediation project.

POST PROPERTIES, INC.

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(Dollars in thousands, except per share or unit data)

(Unaudited)

Apartments and Condominium Development Communities

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is as follows:

Non-Financial Data
Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Biltmore™	Atlanta, GA	Apartments	276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data
	As of September 30, 2010						Three months ended September 30, 2010				Nine months ended September 30, 2010
Joint Venture Property	Gross Investment in Real Estate (9)	Mortgage/ Construction Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other
Post Collier Hills® (1)	$54,813	$39,565	(3)	$11,576	$(4,318)	(1)	$585	$(30)			$1,823	$(67)
Post Crest® (1)	64,120	46,159	(3)	12,907	(6,812)	(1)	645	(41)			1,925	(120)
Post Lindbergh® (1)	60,436	41,000	(4)	16,183	(4,190)	(1)	607	(38)			1,839	(104)
Post Biltmore™	36,474	29,272	(5)	774	2,033		620	(4)			1,770	(40)
Post Massachusetts Avenue™	69,818	50,500	(6)	7,817	5,788		1,703	267			4,960	781
3630 Peachtree South Tower (2)	-	-		-	-		(217)	18,104			(429)	18,104

Total	$285,661	$206,496		$49,257	$(7,499)		$3,943	$18,258	$209	(7)	$11,888	$18,554	$622	(7)

(1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

(2)

During the third quarter of 2010, the condominium assets and liabilities of this joint venture were distributed to a consolidated subsidiary of the Company. The Company’s equity in income (loss) for the three and nine months ended September 30, 2010, reflects the Company’s share of the income of the unconsolidated entity prior to its distribution to the Company and the amounts relate to a gain of $23,596 from a distribution at fair value of the associated construction loan indebtedness, partially offset by a loss of $5,492 to record the condominium assets at fair value. See page 4, item (5), for further information.

(3)	These notes bear interest at a fixed rate of 5.63% and mature in 2017.
(4)	This note bears interest at a fixed rate of 5.71% and matures in 2017.
(5)	This note bears interest at a fixed rate of 5.83% and requires monthly interest only payments through 2013. The note is prepayable without penalty in September 2011.
(6)	This note bears interest at a fixed rate of 5.82% and requires monthly interest only payments through 2013. The note is prepayable without penalty in September 2011.
(7)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.

POST PROPERTIES, INC.

NET ASSET VALUE SUPPLEMENTAL INFORMATION

(Dollars in thousands, except per share or unit data)

(Unaudited)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents below NOI for the quarter ended September 30, 2010 for properties stabilized by July 1, 2010 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by July 1, 2010 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

Financial Data

(In thousands)

Income Statement Data	Three months ended September 30, 2010	Adjustments		As Adjusted
Rental revenues	$68,384	$(1,245)	(1)	$67,139
Other property revenues	4,288	12	(1)	4,300

Total rental and other revenues (A)	72,672	(1,233)		71,439
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	33,958	(4,104)	(1)	29,854

Property net operating income (Table 1) (A-B)	$38,714	$2,871		$41,585

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(2,143)
Assumed property capital expenditure reserve ($300 per unit per year based on 18,211 units)				(1,366)

Adjusted property net operating income				$38,076

Annualized property net operating income (C)				$152,304

Apartment units represented (D)	20,207	(1,996)	(1)	18,211

Other Asset Data	As of September 30, 2010	Adjustments		As Adjusted
Cash & equivalents	$8,355	$-		$8,355
Real estate assets under construction or lease-up, at cost (2)	20,421	81,864	(2)	102,285
Land held for future investment	77,700	-		77,700
Condominiums, for-sale and under construction	93,105	-		93,105
Assets held for sale	5,045	-		5,045
Investments in and advances to unconsolidated real estate entities (3)	7,821	(7,821)	(3)	-
Restricted cash and other assets	40,145	-		40,145
Cash & other assets of unconsolidated apartment entities (4)	6,945	(4,900)	(4)	2,045

Total (E)	$259,537	$69,143		$328,680

Other Liability Data
Indebtedness	$1,013,972	$-		$1,013,972
Investments in unconsolidated real estate entities (3)	15,320	(15,320)	(3)	-
Other liabilities (including noncontrolling interests) (5)	117,276	(14,956)	(5)	102,320
Total liabilities of unconsolidated apartment entities (6)	210,480	(149,751)	(6)	60,729

Total (F)	$1,357,048	$(180,027)		$1,177,021

Other Data

	As of September 30, 2010
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$92,963

Common shares outstanding	48,768
Common units outstanding	171

Total (H)	48,939	$27.92	$1,366,377

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$2,307,681

Implied Portfolio Capitalization Rate (C÷I)			6.6%

Implied market value of Company gross real estate assets per unit (I÷D)			$126.7

(1)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended September 30, 2010 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Under construction and lease-up	$(1,256)	$(90)	$(337)	(740)
Corporate property management expenses	-	-	(2,498)	-
Company share of unconsolidated entities	1,962	163	768	(1,256)
Corporate apartments and other	(1,951)	(61)	(2,037)	-

	$(1,245)	$12	$(4,104)	(1,996)

(2)

The “As Adjusted” amount represents CIP balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed. The “As Adjusted” column consists of the following:

As Adjusted CIP
Post Carlyle Square™ - Phase II	$13,238
Post Sierra at Frisco Bridges™ - retail component	7,183
Post Park®	81,864

$102,285

(3)

The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets, as the Company’s respective share of net operating income of such investments is included in the adjusted net operating income reflected above.

(4)

The “As of September 30, 2010” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

(5)

The “As of September 30, 2010” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense, offset by the addition of noncontrolling interests of consolidated real estate entities of $680.

(6)

The “As of September 30, 2010” amount represents total liabilities of unconsolidated apartment entities. The adjustments represent a reduction for the venture partner’s respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

POST PROPERTIES, INC.

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

(Dollars in thousands, except per share or unit data)

(Unaudited)

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, non-cash income (loss) related to mark-to-market of interest rate swap agreements and non-cash debt extinguishment costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

Average Economic Occupancy - The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures

Table 1

Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(Dollars in thousands)

(Unaudited)

	Three months ended			Nine months ended
	September 30, 2010	September 30, 2009	June 30, 2010	September 30, 2010	September 30, 2009
Total same store NOI	$33,903	$33,759	$34,192	$101,294	$105,940
Property NOI from other operating segments	4,811	1,423	3,453	10,434	1,679

Consolidated property NOI	38,714	35,182	37,645	111,728	107,619

Add (subtract):
Interest income	390	49	196	755	187
Other revenues	223	298	271	777	801
Depreciation	(18,623)	(18,787)	(18,643)	(55,737)	(54,388)
Interest expense	(13,646)	(12,978)	(12,561)	(38,820)	(39,397)
Amortization of deferred financing costs	(611)	(726)	(653)	(2,097)	(2,342)
General and administrative	(3,927)	(3,892)	(3,967)	(12,570)	(12,265)
Investment and development	(569)	(1,096)	(678)	(1,849)	(2,886)
Other investment costs	(669)	(697)	(490)	(1,828)	(1,996)
Impairment, severance and other charges	-	(391)	(35,091)	(35,091)	(10,049)
Gains on condominium sales activities, net	1,184	1,069	187	2,319	1,041
Equity in income (loss) of unconsolidated real estate entities, net	18,258	(31)	173	18,554	(74,577)
Other income (expense), net	26	(472)	(142)	(271)	637
Net gain on early extinguishment of indebtedness	2,845	-	-	2,845	819

Income (loss) from continuing operations	23,595	(2,472)	(33,753)	(11,285)	(86,796)
Income from discontinued operations	-	54,861	-	-	84,238

Net income (loss)	$23,595	$52,389	$(33,753)	$(11,285)	$(2,558)

Table 2

Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(Dollars in thousands)

	Three months ended			Q3 ‘10 vs. Q3 ‘09 % Change	Q3 ‘10 vs. Q2 ‘10 % Change	Q3 ‘10 % Same Store NOI
	September 30, 2010	September 30, 2009	June 30, 2010
Rental and other revenues
Atlanta	$15,961	$15,818	$15,653	0.9%	2.0%
Washington, D.C.	10,560	10,192	10,352	3.6%	2.0%
Dallas	10,634	10,766	10,414	(1.2)%	2.1%
Tampa	7,762	7,839	7,713	(1.0)%	0.6%
Charlotte	4,251	4,371	4,199	(2.7)%	1.2%
New York	3,396	3,467	3,394	(2.0)%	0.1%
Houston	2,928	3,074	2,856	(4.7)%	2.5%
Orlando	2,416	2,337	2,376	3.4%	1.7%
Austin	1,207	1,206	1,207	0.1%	0.0%

Total rental and other revenues	59,115	59,070	58,164	0.1%	1.6%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	7,049	7,610	7,009	(7.4)%	0.6%
Washington, D.C.	3,888	3,647	3,463	6.6%	12.3%
Dallas	5,161	5,147	4,708	0.3%	9.6%
Tampa	2,977	2,951	2,947	0.9%	1.0%
Charlotte	1,831	1,696	1,691	8.0%	8.3%
New York	1,426	1,436	1,406	(0.7)%	1.4%
Houston	1,338	1,290	1,286	3.7%	4.0%
Orlando	971	961	945	1.0%	2.8%
Austin	571	573	517	(0.3)%	10.4%

Total	25,212	25,311	23,972	(0.4)%	5.2%

Net operating income
Atlanta	8,912	8,208	8,644	8.6%	3.1%	26.2%
Washington, D.C.	6,672	6,545	6,889	1.9%	(3.1)%	19.7%
Dallas	5,473	5,619	5,706	(2.6)%	(4.1)%	16.1%
Tampa	4,785	4,888	4,766	(2.1)%	0.4%	14.1%
Charlotte	2,420	2,675	2,508	(9.5)%	(3.5)%	7.2%
New York	1,970	2,031	1,988	(3.0)%	(0.9)%	5.8%
Houston	1,590	1,784	1,570	(10.9)%	1.3%	4.7%
Orlando	1,445	1,376	1,431	5.0%	1.0%	4.3%
Austin	636	633	690	0.5%	(7.8)%	1.9%

Total same store NOI	$33,903	$33,759	$34,192	0.4%	(0.8)%	100.0%

Average rental rate per unit
Atlanta	$1,049	$1,071	$1,037	(2.1)%	1.2%
Washington, D.C.	1,813	1,780	1,786	1.9%	1.5%
Dallas	1,013	1,047	1,006	(3.2)%	0.7%
Tampa	1,189	1,196	1,179	(0.6)%	0.8%
Charlotte	1,009	1,055	1,010	(4.4)%	(0.1)%
New York	3,631	3,730	3,591	(2.7)%	1.1%
Houston	1,180	1,247	1,183	(5.4)%	(0.3)%
Orlando	1,302	1,307	1,287	(0.4)%	1.2%
Austin	1,288	1,296	1,279	(0.6)%	0.7%
Total average rental rate per unit	1,226	1,247	1,215	(1.7)%	0.9%

Table 2 (cont.)

Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(Dollars in thousands)

	Nine months ended
	September 30, 2010	September 30, 2009	% Change
Rental and other revenues
Atlanta	$47,210	$48,295	(2.2)%
Washington, D.C.	30,998	30,529	1.5%
Dallas	31,411	32,937	(4.6)%
Tampa	23,197	23,652	(1.9)%
Charlotte	12,605	13,391	(5.9)%
New York	10,073	10,775	(6.5)%
Houston	8,640	9,208	(6.2)%
Orlando	7,131	7,005	1.8%
Austin	3,607	3,616	(0.2)%

Total rental and other revenues	174,872	179,408	(2.5)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	20,969	21,275	(1.4)%
Washington, D.C.	11,184	10,756	4.0%
Dallas	14,530	14,352	1.2%
Tampa	8,967	9,391	(4.5)%
Charlotte	5,188	4,859	6.8%
New York	4,316	4,062	6.3%
Houston	3,854	4,005	(3.8)%
Orlando	2,961	3,093	(4.3)%
Austin	1,609	1,675	(3.9)%

Total	73,578	73,468	0.1%

Net operating income
Atlanta	26,241	27,020	(2.9)%
Washington, D.C.	19,814	19,773	0.2%
Dallas	16,881	18,585	(9.2)%
Tampa	14,230	14,261	(0.2)%
Charlotte	7,417	8,532	(13.1)%
New York	5,757	6,713	(14.2)%
Houston	4,786	5,203	(8.0)%
Orlando	4,170	3,912	6.6%
Austin	1,998	1,941	2.9%

Total same store NOI	$101,294	$105,940	(4.4)%

Average rental rate per unit
Atlanta	$1,040	$1,104	(5.8)%
Washington, D.C.	1,791	1,789	0.1%
Dallas	1,009	1,073	(6.0)%
Tampa	1,180	1,225	(3.7)%
Charlotte	1,012	1,105	(8.4)%
New York	3,603	3,837	(6.1)%
Houston	1,184	1,259	(6.0)%
Orlando	1,290	1,340	(3.7)%
Austin	1,280	1,322	(3.2)%
Total average rental rate per unit	1,218	1,277	(4.6)%

Table 3

Year-to-Date Margin Analysis

(Dollars in thousands)

	For the nine months ended September 30, 2010
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store	$174,872	$73,578	$101,294	57.9%	42.1%
Partially stabilized (1)	10,649	4,282	6,367	59.8%	40.2%
Development and lease-up communities (2)	10,983	6,066	4,917	44.8%	55.2%
Other property segments:
Corporate apartments	5,956	5,197	759	12.7%	87.3%
Commercial	9,632	3,789	5,843	60.7%	39.3%
Corporate property management expenses (3)	-	7,452	(7,452)

	$212,092	$100,364

Consolidated property NOI (4)			$111,728

Third-party management fees			$622

(1)	Partially stabilized communities include Post Alexander™, Post Peachtree Hills® and Post Heights™.
(2)	Development, rehabilitation and lease-up communities include Post Eastside™, Post Sierra at Frisco Bridges™, Post Park® and Post West Austin™.
(3)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$7,452
Less: Third-party management fees	(622)

Net property management expenses	$6,830

Denominator:
Total rental and other property revenues	$212,092
Less: Corporate apartment revenues	(5,956)

Adjusted property revenues	$206,136

Net property management expenses as a percentage of adjusted property revenues	3.3%

(4)	Consolidated property net operating income (“NOI”) is a non-GAAP financial measure. See Table 1 on page 23 for a reconciliation of consolidated property NOI to GAAP net income (loss).

Table 4

Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(Dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Annually recurring capital expenditures by operating segment
Fully stabilized	$2,857	$2,204	$8,512	$7,980
Communities stabilized during 2009	113	97	246	195
Development and lease-up	40	37	144	86
Other segments	49	154	126	538

Total annually recurring capital expenditures	$3,059	$2,492	$9,028	$8,799

Periodically recurring capital expenditures by operating segment
Fully stabilized	$1,439	$9,226	$12,793	$24,407
Communities stabilized during 2009	-	56	9	2,188
Development and lease-up	15	-	48	-
Other segments	407	185	942	1,409

Total periodically recurring capital expenditures (1)	$1,861	$9,467	$13,792	$28,004

Total revenue generating capital expenditures	$217	$251	$269	$3,754

Total property capital expenditures per statements of cash flows	$5,137	$12,210	$23,089	$40,557

(1)

Includes approximately $780 and $8,978 for the three months and $11,434 and $22,506 for the nine months ended September 30, 2010 and 2009, respectively, of periodically recurring capital expenditures related to the Company’s exterior remediation project.

Table 5

Computation of Interest and Fixed Charge Coverage Ratios

(Dollars in thousands)

	Nine months ended September 30,
	2010	2009
Loss from continuing operations	$(11,285)	$(86,796)
Other non-cash expenses, net	3,448	2,506
Income tax expense	898	629
Gains on sales of real estate assets, net	(2,319)	(1,041)
Net gain on early extinguishment of indebtedness - unconsolidated entity	(23,596)	(819)
Net gain on early extinguishment of indebtedness - consolidated entities	(2,845)	-
Non-cash impairment charge - unconsolidated entity	5,492	74,733
Non-cash impairment charge - consolidated entities	35,091	9,658
Depreciation expense	55,737	54,388
Depreciation (company share) of assets held in unconsolidated entities	1,065	1,052
Interest expense	38,820	39,397
Interest expense (company share) of assets held in unconsolidated entities	2,592	2,592
Amortization of deferred financing costs	2,097	2,342

Income available for debt service (A)	$105,195	$98,641

Interest expense	$38,820	$39,397
Interest expense (company share) of assets held in unconsolidated entities	2,592	2,592

Interest expense for purposes of computation (B)	41,412	41,989
Dividends and distributions to preferred shareholders and unitholders	5,632	5,728

Fixed charges for purposes of computation (C)	$47,044	$47,717

Interest coverage ratio (A÷B)	2.5x	2.3x

Fixed charge coverage ratio (A÷C)	2.2x	2.1x

Table 6

Computation of Debt Ratios

(Dollars in thousands)

	As of September 30,
	2010	2009
Total real estate assets per balance sheet	$2,059,461	$2,099,926
Plus:
Company share of real estate assets held in unconsolidated entities	71,857	92,185
Company share of accumulated depreciation - assets held in unconsolidated entities	10,187	8,324
Accumulated depreciation per balance sheet	673,982	605,694

Total undepreciated real estate assets (A)	$2,815,487	$2,806,129

Total debt per balance sheet	$1,013,972	$1,056,499
Plus:
Company share of third party debt held in unconsolidated entities	59,601	106,969

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,073,573	$1,163,468

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)
	38.1%	41.5%

Total debt per balance sheet	$1,013,972	$1,056,499
Plus:
Company share of third party debt held in unconsolidated entities	59,601	106,969
Preferred shares at liquidation value	92,963	95,000

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,166,536	$1,258,468

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	41.4%	44.8%

Table 7

Calculation of Company Undepreciated Book Value Per Share

(Dollars in thousands)

September 30, 2010
Total Company shareholders’ equity per balance sheet	$971,355
Plus:
Accumulated depreciation, per balance sheet	673,982
Noncontrolling interest of common unitholders in Operating Partnership, per balance sheet	4,762
Less:
Deferred charges, net, per balance sheet	(7,583)
Preferred shares at liquidation value	(92,963)

Total undepreciated book value (A)	$1,549,553

Total common shares and units (B)	48,939

Company undepreciated book value per share (A÷B)	$31.66